Exhibit 99.1

MARRIOTT INTERNATIONAL TO ACQUIRE STARWOOD HOTELS & RESORTS WORLDWIDE,
CREATING THE WORLD’S LARGEST HOTEL COMPANY

Combined Company Will Have 1.1 Million Rooms in More Than 5,500 Hotels,
Spanning the Globe in Over 100 Countries

30 Leading Brands Will Provide Guests Unmatched Choices

Transaction Offers Substantial Economies of Scale

Combined Company Should Deliver Significant Capital Returns to Shareholders

Conference Call with Investment Community at 9:00 am ET, Today, November 16, with Simultaneous Webcast

Bethesda, MD, and Stamford, CT, November 16, 2015 – Marriott International, Inc.
 (NASDAQ: MAR) and Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) announced today that the boards of directors of both companies have unanimously approved a definitive merger agreement under which the companies will create the world’s largest hotel company.  The transaction combines Starwood’s leading lifestyle brands and international footprint with Marriott’s strong presence in the luxury and select-service tiers, as well as the convention and resort segment, creating a more comprehensive portfolio.  The merged company will offer broader choice for guests, greater opportunities for associates and should unlock additional value for Marriott and Starwood shareholders.  Combined, the companies operate or franchise more than 5,500 hotels with 1.1 million rooms worldwide.  The combined company’s pro forma fee revenue for the 12 months ended September 30, 2015 totals over $2.7 billion.

Transaction Highlights and Strategic Benefits

●	Summary of Transaction: Under the terms of the agreement, at closing, Starwood shareholders will receive 0.92 shares of Marriott International, Inc. Class A common stock and $2.00 in cash for each share of Starwood common stock. On a pro forma basis, Starwood shareholders would own approximately 37 percent of the combined company’s common stock after completion of the merger using fully diluted share counts as of September 30, 2015. Total consideration to be paid by Marriott totals $12.2 billion consisting of $11.9 billion of Marriott International stock, based on the 20-day VWAP (volume weighted average price) of Marriott stock ending on November 13, 2015, and $340 million of cash, based on approximately 170 million fully diluted Starwood shares outstanding at September 30, 2015. Based on Marriott’s 20-day VWAP ending November 13, 2015, the merger transaction has a current value of $72.08 per Starwood share, including the $2 cash per share consideration. Starwood shareholders will separately receive consideration from the spin-off of the Starwood timeshare business and subsequent merger with Interval Leisure Group, which has an estimated value of approximately $1.3 billion to Starwood shareholders or approximately $7.80 per Starwood share, based on the 20-day VWAP of Interval Leisure Group stock ending November 13, 2015. The timeshare transaction should close prior to the Marriott-Starwood merger closing.

Total Estimated Value to Starwood Shareholders
Share Price of Marriott International, Inc.	$70.08	*
Cash Consideration Per Share	$2.00
Value of Vistana Disposition	$7.80	**
Total Value	$79.88
*Marriott 20-day VWAP ending November 13, 2015, calculated at 0.92 of $76.17
**Based on ILG 20-day VWAP ending November 13, 2015. Excludes $132M of cash consideration and reimbursement from ILG to Starwood

After adjusting for the value of consideration to be separately received by Starwood shareholders in the Vistana transaction, the merger consideration represents a premium of approximately 6 percent over the Starwood stock price using the 20-day VWAP ending November 13, 2015 and a premium of approximately 19 percent using the 20-day VWAP ending October 26, 2015 (prior to recent acquisition rumors).

●	Leveraging Operating Efficiencies: Marriott expects to deliver at least $200 million in annual cost savings in the second full year after closing. This will be accomplished by leveraging operating and G&A efficiencies.

●	Accretive to Earnings: Marriott expects the transaction to be earnings accretive by the second year after the merger, not including the impact of transaction and transition costs. Earnings will benefit from post-transaction asset sales, increased efficiencies and accelerated unit growth.

●	Significant Capital Recycling Program: Marriott expects Starwood to continue its capital recycling program, generating an estimated $1.5 to $2.0 billion of after-tax proceeds from the sale of owned hotels over the next two years. The hotels are expected to be sold subject to long-term operating agreements.

●	Continued Strong Returns to Shareholders: On a pro forma combined basis, Marriott and Starwood generated $2.7 billion in fee revenue in the 12 months ending September 2015. In 2015, Marriott expects to return at least $2.25 billion in dividends and share repurchases to shareholders. Marriott believes it can return at least as much in the first year following the merger.

●	Accelerated Global Growth: Marriott International expects to accelerate the growth of Starwood’s brands, leveraging Marriott’s worldwide development organization and owner and franchisee relationships. The combined company will have a broader global footprint, strengthening Marriott’s ability to serve guests wherever they travel.

●	Lifestyle Leader: Starwood’s first-mover advantage in the lifestyle category, along with Marriott’s broad range of brands in this segment, positions the combined company as a leader in the lifestyle space. With Marriott’s strong owner and franchisee relationships, the combined company expects growth of its lifestyle brands to accelerate.

●	World-Class Associates: This combination brings together two of the most talented teams in the industry. Together, they will combine their innovative ideas and service commitment to deliver unforgettable guest experiences.

●	Leading Loyalty Programs: Today, Marriott Rewards, with 54 million members, and Starwood Preferred Guest, with 21 million members, are among the industry’s most-awarded loyalty programs, driving significant repeat business. They should be even stronger when the companies merge.

●	Owner and Franchisee Preference: The combined company will be able to realize increased efficiency by leveraging economies of scale in areas such as reservations, procurement and shared services. Combined sales expertise and increased account coverage should drive additional customer loyalty, increasing revenue. We expect that these enhanced efficiencies and revenue opportunities should drive improved property-level profitability as well as greater owner and franchisee preference for the combined company’s brands.

●	Commitment to Management and Franchising: Marriott remains committed to its management and franchise strategy, minimizing capital investment in the business to generate attractive shareholder returns.

Arne Sorenson, President and Chief Executive Officer of Marriott International, said: “The driving force behind this transaction is growth. This is an opportunity to create value by combining the distribution and strengths of Marriott and Starwood, enhancing our competitiveness in a quickly evolving marketplace.  This greater scale should offer a wider choice of brands to consumers, improve economics to owners and franchisees, increase unit growth and enhance long-term value to shareholders.  Today is the start of an incredible journey for our two companies.  We expect to benefit from the best talent from both companies as we position ourselves for the future.  I know we’ll do great things together as The World’s Favorite Travel Company.”

J.W. Marriott, Jr., Executive Chairman and Chairman of the Board of Marriott International, said: “We have competed with Starwood for decades and we have also admired them. I’m excited we will add great new hotels to our system and for the incredible opportunities for Starwood and Marriott associates.  I’m delighted to welcome Starwood to the Marriott family.”

Bruce Duncan, Chairman of the Board of Directors of Starwood Hotels & Resorts Worldwide, said: “During our comprehensive review of strategic and financial alternatives, it was clear that our talented people, world-class brands, global leadership and spirit of innovation were much admired and key drivers of our value.  Our board concluded that a combination with Marriott provides the greatest long-term value for our shareholders and the strongest and most certain path forward for our company.  Starwood shareholders will benefit from ownership in one of the world’s most respected companies, with vast growth potential further enhanced by cost synergies.  Starwood’s shareholders will also receive the value of the previously announced sale of our vacation ownership business to Interval Leisure Group, which is not part of this transaction.”

Adam Aron, Starwood Hotels & Resorts Worldwide Chief Executive Officer on an interim basis, said: “We are excited to play a vital role in the creation of the biggest and best hotel company in the world with tremendous upside potential.  The combination of our two companies brings together the best in innovation, culture and execution.  Our guests and customers will benefit from so many more options across 30 hotel brands, while our hotel owners and franchisees will derive value from our combined global platform and efficiencies.  We are also delighted that our associates will have expanded opportunities as part of a larger organization that is consistently recognized as one of the best companies to work for in the world.”

One-time transaction costs for the merger are expected to total approximately $100 to $150 million.  Transition costs are expected to be incurred over the next two years.  They cannot be estimated at this time, but are expected to be meaningful.

Marriott will assume Starwood’s recourse debt at the closing of the transaction.  Marriott remains committed to maintaining an investment grade credit rating and to continue managing the balance sheet prudently after the merger. Marriott expects to maintain our 3.0x to 3.25x adjusted debt to adjusted EBITDAR target.

Arne Sorenson will remain President and Chief Executive Officer of Marriott International following the merger and Marriott’s headquarters will remain in Bethesda, Maryland. Marriott’s Board of Directors following the closing will increase from 11 to 14 members with the expected addition of three members of the Starwood Board of Directors.

The transaction is subject to Marriott International and Starwood Hotels & Resorts Worldwide shareholder approvals, completion of Starwood’s planned disposition of its timeshare business, regulatory approvals and the satisfaction of other customary closing conditions.  Assuming receipt of the necessary approvals, the parties expect the transaction to close in mid-2016.

Conference Call at 9:00 am ET on Monday, November 16, 2015

Marriott International and Starwood Hotels & Resorts Worldwide will jointly conduct a conference call for the investment community on Monday, November 16, 2015 at 9:00 a.m. ET. The call will be webcast simultaneously at Marriott’s investor relations website www.marriott.com/investor and at Starwood’s investor relations website http://www.starwoodhotels.com/corporate/about/investor/index.html.

The telephone dial-in number for the conference call is (855) 631-5368 and for participants outside the U.S., +1 (330) 863-3283.  The conference ID is 82603071.  A telephone replay of the conference call will be available for two weeks.  To access the replay, call (855) 859-2056 or +1 (404) 537-3406.  The conference ID for the recording is 82603071.

Advisors
Lazard and Citigroup are serving as financial advisors to Starwood Hotels & Resorts Worldwide and Deutsche Bank Securities is the financial advisor to Marriott International.  Cravath, Swaine & Moore is serving as legal counsel to Starwood Hotels & Resorts Worldwide and Gibson, Dunn & Crutcher is serving as legal counsel to Marriott International on the transaction.

No Offer of Solicitation
The information in this communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Additional Information and Where to Find It
The proposed transaction will be submitted to Marriott’s and Starwood’s stockholders for their consideration. In connection with the proposed transaction, Marriott will file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Marriott and Starwood that will also constitute a prospectus of Marriott.  Investors and security holders are urged to read the joint proxy statement and registration statements/prospectuses and any other relevant documents filed with the SEC when they become available, because they will contain important information.  Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents (when available) that Marriott and Starwood file with the SEC at the SEC’s website at www.sec.gov.  In addition, these documents may be obtained from Marriott free of charge by directing a request to investorrelations@marriott.com, or from Starwood free of charge by directing a request to ir@starwoodhotels.com.

Participants in Solicitation
Marriott, Starwood, and certain of their respective directors and executive officers may be deemed to be participants in the proposed transaction under the rules of the SEC.  Investors and security holders may obtain information regarding the names, affiliations and interests of Marriott’s directors and executive officers in Marriott’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 19, 2015, and its proxy statement for its 2015 Annual Meeting, which was filed with the SEC on April 7, 2015. Information regarding the names, affiliations and interests of Starwood’s directors and executive officers may be found in Starwood’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 25, 2015, and its definitive proxy statement for its 2015 Annual Meeting, which was filed with the SEC on April 17, 2015.  These documents can be obtained free of charge from the sources listed above.  Additional information regarding the interests of these individuals will also be included in the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.

Note on forward-looking statements: This press release contains “forward-looking statements” within the meaning of U.S. federal securities laws, including the parties’ plans for closing the transaction; the resulting impact on the size of Marriott’s operations;  statements concerning the benefits of the transaction, including the combined company’s future financial and operating results, plans and expectations; and anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including the receipt of necessary consents, and other risk factors that we identify in our most recent quarterly report on Form 10-Q.  Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

About Marriott International, Inc.
Marriott International, Inc. (NASDAQ: MAR) is a global leading lodging company based in Bethesda, Maryland, USA, with more than 4,300 properties in 85 countries and territories.  Marriott International reported revenues of nearly $14 billion in fiscal year 2014. The company operates and franchises hotels and licenses vacation ownership resorts under 19 brands, including: The Ritz-Carlton®, Bvlgari®, EDITION®, JW Marriott®, Autograph Collection® Hotels, Renaissance® Hotels, Marriott Hotels®, Delta Hotels and Resorts®, Marriott Executive Apartments®, Marriott Vacation Club®, Gaylord Hotels®, AC Hotels by Marriott®, Courtyard®, Residence Inn®, SpringHill Suites®, Fairfield Inn & Suites®, TownePlace Suites®, Protea Hotels® and MoxyHotels®. Marriott has been consistently recognized as a top employer and for its superior business ethics. The company also manages the award-winning guest loyalty program, Marriott Rewards® and The Ritz-Carlton Rewards® program, which together surpass 54 million members. For more information or reservations, please visit our website at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com.

About Starwood Hotels & Resorts Worldwide, Inc.
Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with more than 1,270 properties in some 100 countries and over 180,000 employees at its owned and managed properties. Starwood is a fully integrated owner, operator and franchisor of hotels, resorts and residences under the renowned brands: St. Regis®, The Luxury Collection®, W®, Design Hotels, Westin®, Le Méridien®, Sheraton®, Four Points® by Sheraton, Aloft®, Element®, and the recently introduced Tribute Portfolio™. The company also boasts one of the industry’s leading loyalty programs, Starwood Preferred Guest (SPG®). Visit www.starwoodhotels.com for more information and stay connected @starwoodbuzz on Twitter and Instagram and facebook.com/Starwood.

Contacts:

For Media:

Marriott International, Inc.
Tricia Primrose, (301) 380-7770, tricia.primrose@marriott.com
Tom Marder, (301) 380-7770, thomas.marder@marriott.com

Starwood Hotels and Resorts Worldwide
K.C. Kavanagh, 866-478-2777, kc.kavanagh@starwoodhotels.com
Carrie Bloom, 203-964-5755 carrie.bloom@starwoodhotels.com

Sard Verbinnen & Co
George Sard, 212-687-8080, gsard@sardverb.com
Stephanie Pillersdorf, 212-687-8080, sp@sardverb.com

For Investors:

Marriott International, Inc.
Laura Paugh, (301) 380-7418, laura.paugh@marriott.com
Betsy Dahm, (301) 380-3372, betsy.dahm@marriott.com

Starwood Hotels & Resorts Worldwide
Stephen Pettibone, (203) 351-3500, Stephen.pettibone@starwoodhotels.com

IRPR#1